EXHIBIT 10.16

FOURTH LEASE AMENDMENT

THIS FOURTH LEASE AMENDMENT (the "Amendment") is executed this 14th day of March, 2008, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and INTERACTIVE INTELLIGENCE, INC., an Indiana corporation ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord (f/k/a Duke-Weeks Realty Limited Partnership) and Tenant entered into a certain lease dated April 1, 2001, as amended by instruments dated September 19, 2001, December 13, 2002 and June 19, 2007 (collectively, the "Lease"), whereby Tenant leases from Landlord certain premises consisting of (i) approximately 120,000 rentable square feet of space (the "Original Premises") located in an office building commonly known as Woodland Corporate Park V, 7601 Interactive Way, Indianapolis, Indiana 46278, and (ii) approximately 79,385 rentable square feet of space (the "Additional Space") located in an office building currently being constructed and commonly known as 7635 Interactive Way, Indianapolis, Indiana 46278; and

WHEREAS, Landlord and Tenant desire to expand the Additional Space by approximately 258 rentable square feet (the "Second Additional Space").  Collectively, the Original Premises, Additional Space and Second Additional Space shall hereinafter be referred to as the "Leased Premises"; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion and any other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.

1.           Incorporation of Recitals.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.           Amendment of Article 1.  Lease of Premises.

(a)           Commencing on the First Takedown Space Commencement Date, Section 1.01 of Article 1 of the Lease is hereby amended by substituting Fourth Amended Exhibit A, attached hereto and incorporated herein by reference, on which the Original Premises are striped, the first takedown space containing approximately 39,693 rentable square feet (the "First Takedown Space"), the second takedown space containing approximately 19,846 rentable square feet (the "Second Takedown Space"), the third takedown space containing approximately 19,846 rentable square feet (the "Third Takedown Space") and the second additional space containing approximately 258 rentable square feet (the "Second Additional Space") are cross-hatched and labeled, in lieu of Third Amended Exhibit A attached to the Lease.

(b)           Commencing on the First Takedown Space Commencement Date, Section 1.01, Subsections A, B, C, D, E, H and I of the Lease are hereby deleted in their entirety and the following is substituted in lieu thereof:

A.           Leased Premises (depicted on Fourth Amended Exhibit A attached hereto):  Building Addresses:  Woodland Corporate Park V ("Woodland V"), 7601 Interactive Way, Indianapolis, Indiana 46278 and Woodland Corporate Park VI ("Woodland VI"), 7635 Interactive Way, Suites 300 and 400, Indianapolis, Indiana 46278 (the buildings known as Woodland V and Woodland VI shall hereinafter be collectively referred to as the "Building", unless otherwise specifically provided in this Amendment).  Woodland V is located on the land identified as the "Woodland V Land" on Second Amended Exhibit A-1 and Woodland VI is located on the land identified as the "Woodland VI Land" on Second Amended Exhibit A-1.   Unless otherwise specified herein, the term "Land" as used herein shall refer to the Woodland V Land and the Woodland VI Land collectively.

B.           Rentable Area:  approximately 120,000 rentable square feet in Woodland V; commencing on the First Takedown Space Commencement Date, an additional approximately 39,951 rentable square feet in Woodland VI; commencing September 1, 2008, an additional approximately 19,846 rentable square feet in Woodland VI; and commencing March 1, 2009, an additional approximately 19,846 rentable square feet in Woodland VI for a total of approximately 79,643 rentable square feet in Woodland VI.

For purposes of this Lease, the Building Owners and Managers Association International ("BOMA") Standard Method for Measuring Floor Area In Office Buildings American National Standard ANSI-Z65.1-1996 approved June 7, 1996 by American National Standards Institute, Inc. ("BOMA Standards") shall be utilized to determine the useable area of the Additional Space and Second Additional Space and the usable area of the Woodland VI.  The Rentable Area shall include the area within the Additional Space and Second Additional Space plus a pro rata portion of the area covered by the common areas within Woodland VI, as reasonably determined by Landlord prior to Tenant's occupancy of the appropriate Additional Space and Second Additional Space.  Landlord's determination of Rentable Area in the manner provided shall be deemed correct for all purposes hereunder; provided, however, Tenant or Landlord shall have the right, at any time prior to the earlier of (i) the commencement date for the applicable Additional Space and Second Additional Space, or (ii) within fifteen (15) days after the construction of Woodland VI has progressed to the stage necessary for Tenant to be able to measure all of the Additional Space and Second Additional Space in accordance with BOMA Standards and Landlord has notified Tenant in writing of the same, to have the applicable Additional Space and Second Additional Space (in the case of (i) above) or the entire Additional Space and Second Additional Space (in the case of (ii) above) and Woodland VI measured by Tenant's architect or, if such measurement is requested by Landlord, by Landlord's architect (which measurement Tenant's architect or Landlord's architect, as applicable, shall certify has been made in accordance with BOMA Standards) and, in the event of a disparity with the rentable square footage originally estimated in the first sentence of this Section 1.01B (the "Originally Estimated Area"), either (a) Landlord and Tenant shall mutually agree on the Rentable Area of the applicable Additional Space and Second Additional Space (in the case of (i) above) or entire Additional Space and Second Additional Space (in the case of ii above) and the rentable area of the Woodland VI, or (b) Landlord and Tenant shall agree to have the applicable Additional Space and Second Additional Space (in the case of (i) above) or the entire Additional Space and Second Additional Space (in the case of (ii) above) and Woodland VI measured by an independent architect (in accordance with BOMA standards) mutually agreed upon by Landlord and Tenant, in which event Landlord and Tenant agree to abide by such certified remeasurement.  If the rentable square footage of the applicable Additional Space and Second Additional Space (in the case of (i) above) or entire Additional Space and Second Additional Space (in the case of (ii) above) or Woodland VI, as measured by said independent architect, is one thousand (1,000) feet or more smaller than the Originally Estimated Area, then the costs of said independent architect shall be borne by Landlord, otherwise said costs shall be borne by Tenant.

Upon determination of the actual Rentable Area of the applicable Additional Space and Second Additional Space (in the case of (i) above) or the entire Additional Space and Second Additional Space (in the case of (ii) above) and rentable area of Woodland VI, the Minimum Annual Rent and all other rents payable by Tenant hereunder shall be adjusted to reflect the actual square footage.

C.           Building Expense Percentage:

Woodland V – 100%;
Woodland VI – commencing on the First Takedown Space Commencement Date - 26%;
Commencing on September 1, 2008 – 38.91%;
Commencing on March 1, 2009 – 51.82%.

D.           Minimum Annual Rent:

Original Premises:

April 1, 2003 – March 31, 2008	$2,016,000.00 per year

April 1, 2008 – March 31, 2013	$2,292,000.00 per year

April 1, 2013 – March 31, 2018	$2,712,000.00 per year

Additional Space and Second Additional Space:

*Months 1 – 3	$ 47,242.05 (3 months)

Months 4 – August 31, 2008	$ 197,557.71 (3 months)

September 1, 2008 – February 28, 2009	$ 591,392.34 (6 months)

March 1, 2009 – February 28, 2013	$1,575,338.52 per year

March 1, 2013 – May 31, 2013	$ 393,834.63 (3 months)

June 1, 2013 – May 31, 2017	$1,830,196.20 per year

June 1, 2017 – March 31, 2018	$1,525,163.50 (10 months)

E.           Monthly Rental Installments:

Original Premises:

April 1, 2003 – March 31, 2008	$ 168,000.00 per month

April 1, 2008 – March 31, 2013	$ 191,000.00 per month

April 1, 2013 – March 31, 2018	$ 226,000.00 per month

Additional Space and Second Additional Space:

*Months 1 – 3	$ 15,747.35 per month

Month 4 – August 31, 2008	$ 65,852.57 per month

September 1, 2008 – February 28, 2009	$ 98,565.39 per month

March 1, 2009 – February 28, 2013	$ 131,278.21 per month

March 1, 2013 – May 31, 2013	$ 131,278.21 per month

June 1, 2013 – May 31, 2017	$ 152,516.35 per month

June 1, 2017 – March 31, 2018	$ 152,516.35 per month

*Although Tenant is not required to pay Minimum Annual Rent during months   1-3 of the Lease Term, Tenant shall be required to pay Additional Rent during such three (3) month period in the amount of $4.73 per rentable square foot.

H.           Broker:  Duke Realty Services, LLC representing Landlord and none representing Tenant.

I.	Landlord's Share of Operating Expenses:

Woodland V - $3.75 per rentable square foot of the Original Premises
Woodland VI - $4.73 per rentable square foot of the Additional Space and Second Additional Space; provided, however, Tenant acknowledges that Landlord's Share of Operating Expenses shall be $0.00 per rentable square foot of the Additional Space and Second Additional Space during months 1 through 3.

3.           Amendment of Section 2.02.  Construction of Tenant Improvements.  Section 2.02 of the Lease is hereby amended by adding the following:

"Landlord shall construct and install all leasehold improvements to the Second Additional Space in accordance with Exhibit B-7 attached hereto and made a part hereof."

4.           Amendment of Section 16.14.  Relocation and Discretionary Allowances.  Section 16.14 of the Lease is hereby amended by deleting "Four Hundred Fifty Thousand Dollars ($450,000.00)" and substituting "Four Hundred Seventy-seven Thousand Eight Hundred Fifty-eight Dollars ($477,858.00)" in lieu thereof.  Section 16.14 is hereby further amended by deleting "Two Hundred Twenty-five Thousand Dollars ($225,000.00)" and substituting "Two Hundred Thirty-nine Thousand Seven Hundred Six Dollars ($239,706.00)" in lieu thereof.  Section 16.14 is hereby further amended by deleting the two references to "One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00)" and substituting "One Hundred Nineteen Thousand Seventy-six Dollars ($119,076.00)" in lieu thereof.

5.           Broker.  Landlord and Tenant represent and warrant that, except for Duke Realty Services, LLC representing Landlord, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment and that Landlord is responsible for paying such broker.  Each party shall indemnify the other and hold it harmless from any and all liability for the breach of any such representations and warrants on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto as a result of such indemnifying party's action.

6.           Representations.

(a)           Tenant hereby represents that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)           Landlord hereby represents that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.  Landlord represents that Woodland VI is properly zoned for the Permitted Use.

7.           Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

8.           Definitions.  Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

9.           Incorporation.  This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership

By:           Duke Realty Corporation,
its general partner

By: /s/ Jennifer K. Burk
Jennifer K. Burk
Senior Vice President
Indiana Office Group

TENANT:

INTERACTIVE INTELLIGENCE, INC.,
an Indiana corporation

By: /s/ Stephen R. Head
Printed:  Stephen R. Head
Title: CFO

STATE OF Indiana                                              )
) SS:
COUNTY OF Marion                                           )

Before me, a Notary Public in and for said County and State, personally appeared Stephen R. Head, by me known and by me known to be the CFO of Interactive Intelligence, Inc., an Indiana corporation, who acknowledged the execution of the foregoing "Fourth Lease Amendment" on behalf of said corporation.

WITNESS my hand and Notarial Seal this 14 of March, 2008.

/s/ Traci L. Shaw
Notary Public

Traci L. Shaw
Printed Signature

My Commission Expires:  March 14, 2015

My County of Residence:  Boone